Exhibit 10.28

                        SEPARATION AGREEMENT AND RELEASE

          THIS SEPARATION AGREEMENT AND RELEASE ("Agreement") is made and entered into by and between George Danko ("Danko") and Pentair, Inc. ("Pentair").

     1.   Consideration. In consideration for the mutual promises and the
          -------------
payments to Danko as set forth herein, Danko hereby acknowledges the full, complete, and final settlement of any and all claims, actions, causes of action or costs, including attorneys' fees, which he might have against Pentair. In exchange, Pentair hereby acknowledges the full, complete, and final settlement of any and all claims, actions, causes of action or costs, including attorneys' fees which it might have against Danko.

     2.   Discharge of Claims. Danko, on behalf of himself, his agents,
          -------------------
representatives, attorneys, assignees, heirs, executors, and administrators ("Releasor"), hereby releases and forever discharges Pentair, and all past and present employees, agents, insurers, officials, officers, directors, divisions, parents, subsidiaries and successors thereof ("Releasees") from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the termination of his employment with Pentair, including but not limited to claims, demands or actions arising under the Federal Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C. [sec] 626, as amended by Public Law 101.433 (1990) (the "Older Workers Benefit Protection Act"), Title VII of the Civil Rights Act of 1964, 42 U.S.C. [sec] 2000e, et seq., the
                                                            -- ---
Americans with Disabilities Act, 29 U.S.C. [sec] 2101, et seq., the Family
                                                       -- ---
Medical Leave Act, the Minnesota Human Rights Act, Minn. Stat. [sec] 363.01, et
                                                                             --
seq., any other federal, state or local statute, ordinance, regulation or order
---
regarding employment, compensation for employment, termination of employment, or discrimination in employment, and the common law of any state.

         Releasor further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement against any Releasee, based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, including all claims for items of compensation and benefits except as prohibited by law.

     3.   Confidential Information Acquired During Employment. Danko agrees that
          ---------------------------------------------------
he will continue to treat as private and privileged any information, data, figures, projections, estimates, marketing plans, customer lists, lists of contract workers, tax records, personnel records, accounting procedures, formulas, contracts, business partners, alliances, ventures and all other confidential information which Danko either developed or acquired while working for Pentair or any affiliate. Further, Danko agrees that he will not release any such information to any person, firm, corporation or other entity at any time, except as may be required by law, or as agreed to in writing by Pentair. Danko acknowledges that any violation of this non-disclosure provision shall entitle Pentair to appropriate injunctive relief and to any damages which it may sustain due to an improper disclosure.

     4.   Confidentiality. Danko represents and agrees that he will keep the
          ---------------
terms and existence of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement to anyone, except for his counsel, tax accountant, or spouse, if any, each of whom shall also be advised to keep the existence of this Agreement and its terms and conditions in the strictest confidence, or except as may be required by law or otherwise agreed to in writing by Pentair. Pentair represents and agrees that it will keep the terms and existence of this Agreement confidential, except as required by law or regulation or otherwise agreed to in writing by Danko.

     5.   Non-Solicitation/Non-Competition Agreement. Danko acknowledges that
          ------------------------------------------
during his employment at Pentair and with its subsidiaries and affiliates, he became familiar with trade secrets, know-how, executive personnel, business strategies, product development and other confidential and proprietary information concerning the business of Pentair's Enclosures Group (the "Group"). In consideration for the benefits paid to Danko under this Agreement (including, but not limited to, those benefits in Paragraph 11.b hereof), Danko agrees that he shall not, either directly or indirectly, for a period of one
(1) year from the Separation Date as defined in Paragraph 7 of this Agreement, and without the prior written consent of Pentair:

              a. own, manage, control, participate in, consult with or render services of any kind for any concern which engages in a business which is competitive with any business being conducted, or contemplated being conducted, by the Group as of October 17, 2001;

              b. become an employee or agent of any publicly traded corporation or other entity, or any division or subsidiary of such a corporation or entity, where more than ten percent (10%) of such organization's business is in competition with any business being conducted, or contemplated being conducted, by the Group as of the Separation Date, unless the annual sales of such organization do not exceed $40 million;

              c. participate in any plan or attempt to acquire the business or assets of the Group or control of the voting stock of any member thereof, or in any manner interfere with the control of Pentair or the Group, whether by friendly or unfriendly means;

              d. induce or attempt to induce any individual to leave the employ of Pentair or any Group member or hire any such individual who approaches him or her for employment; or

              e. engage in or sponsor the solicitation of customers of any Group member to do business with any competitor of such organization.

     In the event Danko breaches any obligation under paragraph 5 of this Agreement, the Company shall have no obligation to make any payments contemplated under paragraph 11.b hereof, and, in such event, Danko shall forfeit any right to payments under paragraph 11.b hereof.

     6.   No Wrongdoing. Danko and Pentair agree and acknowledge that the
          -------------
consideration exchanged herein does not constitute, and shall not be construed as, an admission of liability or wrongdoing on the part of Pentair or the Group, and that this Agreement shall not be admissible in any proceeding as evidence of liability or wrongdoing by anyone.

     7.   Separation from Service. Danko's employment with the Pentair and the
          -----------------------
Group ends effective November 30, 2001 (the "Separation Date"). Danko ceased to perform duties as an employee or officer of Pentair in the positions listed on the attached Schedule A as of October 17, 2001. Danko will not apply for or seek employment or re-employment with Pentair or any Group member at any time after he signs this Agreement.

     8.   Consulting/Transition Payments. Danko shall receive three payments of
          ------------------------------
$13,125.00 for remaining available to consult with the company regarding the transition of his responsibilities, less FICA, income tax, and other withholding or payroll deductions as outlined in this Agreement or which Pentair may be required by law to make. These payments shall be payable according to Pentair's usual payroll cycle starting on October 30 or immediately following the expiration date of the rescission period described in Paragraph 23, whichever occurs first.

     9.   Severance Payment. Provided Danko does not rescind the Agreement in
          -----------------
the manner provided in Paragraph 23 of the Agreement, he will receive twenty-four (24) semi-monthly severance payments of $ 13,125.00 each (less FICA, income tax, and other withholding or payroll deductions as outlined in this Agreement or which Pentair may be required by law to make). These severance payments shall be payable according to Pentair's usual payroll cycle starting on or immediately following the expiration date of the rescission period described in said Paragraph 23. Danko shall receive all such severance payments regardless of whether he secures other employment prior to November 30, 2002. This severance payment will not be considered eligible earnings for purposes of determining benefits under the Pentair Pension Plan or the Pentair Retirement Savings and Stock Incentive Plan.

     10.  Management Incentive Plan. A payment will be made under Pentair's
          -------------------------
Management Incentive Plan to Danko in March of 2002 calculated as if he had been eligible for a prorated MIP payment as of his separation date. Such payment will be calculated on the basis of a 1.0 multiplier and an SPF of 0.2 or such other calculation made for other officers receiving payments in March 2002, whichever is greater and, in any case, shall be not less than $26,460.

     11.  Stock and Equity Awards. Outstanding awards made to Danko under the
          -----------------------
Pentair Omnibus Stock Incentive Plan (the "Omnibus Plan") and other equity awards shall be paid as described below. Danko understands and agrees that the payment of these awards as described herein is discretionary and not required under the normal policies and procedures of Pentair, and that he would not be entitled to these benefits without this Agreement.

              a.  Restricted Stock. Nine hundred seventy two (972) shares of
                  ----------------
     restricted stock awarded to Danko through the Separation Date under the Omnibus Plan as a result of the Stock Incentive Plan shall, to the extent not currently vested, be vested immediately following the expiration of the rescission period described in said Paragraph 23. Rights to any other shares of restricted stock heretofore awarded to Danko but not vested, including specifically but not exclusively all remaining TARSAP shares, are hereby terminated.

              b.  Incentive Compensation Units ("ICUs"). All ICUs awarded to
                  -------------------------------------
     Danko through the Separation Date under the Omnibus Plan shall be deemed to be fully vested immediately following the expiration of the rescission period described in said Paragraph 23 without regard to the vesting period stated at the time of grant. Said awards shall be valued calculated by using a multiplier of 0.70, which value shall be not less than $236,059, and paid to Danko according to the usual payment schedule.

              c.  Stock Options. Immediately following the expiration of the
                  -------------
     rescission period described in said Paragraph 23 all vested stock options granted to Danko through the Separation Date under the Omnibus Plan and two-thirds of the stock Options granted to Danko in 2001 shall remain outstanding and exercisable by him through the earlier of their original maturity date and three (3) years from the Separation Date; provided, however, that the date any such option is first exercisable shall not be accelerated. Attached as Schedule C to this Agreement is a listing of such vested stock options, whether incentive or non-qualified stock options, and the dates of first exercisability and lapse thereof in accordance with the terms of this paragraph c.

              To the extent options designated as incentive stock options are exercised within thirty (30) days of the last day of Danko's employment, they shall retain their status as qualified options, to the extent otherwise qualifying as incentive stock options; options exercised after this thirty (30) day period shall be treated as nonqualified options.

              In the event Danko shall sell any Pentair common stock acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition, Danko shall immediately notify Pentair of such disposition and supply all information with respect to such sale as is reasonably requested by Pentair. This notification obligation shall apply regardless of whether such options were exercised before or after the Separation Date. For purposes of this subparagraph, any disposition of Pentair common stock received upon exercise of an incentive stock option, within twelve (12) months of such exercise, shall constitute a disqualifying disposition.

              In the event Danko should die before all such options have been exercised or otherwise lapse, then the beneficiary designated by Danko shall have six (6) months from Danko's death to exercise any options then outstanding. Any options not so exercised shall lapse at the end of said six (6) month period.

     12.  Retirement Benefits. Danko shall receive payment from the
          -------------------
tax-qualified and non-qualified retirement plans maintained by Pentair as follows:

              a.  Pentair Pension Plan. Danko shall be entitled to receive
                  --------------------
     payment of his vested accrued benefit under the Pentair Pension Plan, determined as of the Separation Date, in accordance with applicable provisions of that plan. From and after the Separation Date, Danko shall cease to be eligible to accrue additional benefits under the Pentair Pension Plan.

              The benefits described herein are in lieu of benefits under either the 1988 or 1999 Supplemental Executive Retirement Plans, and Danko has not yet earned, nor is he now entitled to, payment of a benefit under either of said plans.

              b.  Retirement Savings and Stock Incentive Plan ("RSIP"). Danko
                  ----------------------------------------------------
     shall be entitled to receive payment of his vested accrued benefit under RSIP in accordance with applicable provisions of that plan. Danko shall remain a participant in RSIP until such time as he requests and receives payment of his vested accrued benefit. From and after the Separation Date, Danko shall not be entitled to make contributions to RSIP, but shall be entitled to share in allocations of contributions made by Pentair after such date, including matching or employer discretionary contributions payable on account of service completed, deferrals made or salary paid to Danko through the Separation Date, to the extent required by applicable provisions of RSIP.

              c.  Non-Qualified Deferred Compensation Plan ("Sidekick").
                  -----------------------------------------------------
     Danko shall be entitled to receive payment of all amounts payable to him under the terms and conditions of the Sidekick in accordance with the applicable provisions of said plan. From and after the Separation Date, Danko shall not be entitled to make contributions to Sidekick, but shall be entitled to share in allocations of contributions made by Pentair after such date, including matching or employer discretionary contributions payable on account of service completed, deferrals made or salary paid to Danko through the Separation Date, to the extent required by applicable provisions of Sidekick.

              d.  Other Deferred Compensation Plan. To the extent Danko may
                  --------------------------------
     have amounts payable to him by reason of his participation in the deferred compensation plan maintained by Pentair prior to implementation of Sidekick, Danko shall be entitled to receive payment of such deferred compensation in accordance with the annual payment elections made by him during the time he elected to participate in such plan.

     13.  Insurance Benefits. Danko shall be eligible to elect to continue
          -------------------
participation in various medical, dental, life and disability insurance benefits offered by Pentair as follows:

              a.  Medical and Dental Insurance. In the event Danko elects to
                  ----------------------------
     continue participating in such medical and dental insurance programs as are made available to employees of Pentair, the cost of continuing such benefits shall be shared by Pentair and Danko on the same basis as if Danko had remained an employee of Pentair until the earlier of such time as he is eligible for such coverage with a subsequent employer or eighteen (18) months from the Separation Date. Beginning December 1, 2001 Danko shall reimburse Pentair for his share of the applicable premium cost. Danko acknowledges that he would not be entitled to continue these benefits by paying the same premium charge as is paid by an active employee without this Agreement. For purposes of COBRA, the continuation period shall begin on the Separation Date. At the expiration of the maximum continuation period, Danko shall be offered such conversion rights as are then being made available by the then insurer.

              b.  Disability and Life Insurance. Danko will be covered under
                  -----------------------------
     the Pentair group life (including dependent life), short-term disability and long-term disability plans, as amended from time to time, through the Separation Date. After the Separation Date, Danko may elect to arrange for continuation of coverage, if available under any such plans, and all premiums for such coverage shall be paid solely by Danko.

              c.  Flexible Benefit Plan. Danko shall be offered the opportunity
                  ---------------------
     to continue participation in the Pentair Flexible Benefit Plan consistent with the terms and provisions of said plan, which requires such continuation contributions to be made on an after-tax basis.

     14.  Other Benefits or Payments. Danko shall be entitled to receive other
          --------------------------
payments and benefits as described below. Danko understands and agrees that without this Agreement, he would not be entitled to any of such benefits or payments.

              a.  Flexible Perquisite Account. Pentair will pay to Danko a
                  ---------------------------
     maximum of $20,000 for the year 2001 under the Pentair Flexible Perquisite Plan. Any amounts not theretofore paid to Danko or for his benefit pursuant to the plan provisions as of December 15, 2001 shall be paid to Danko on such date. No payments will be made until the expiration of the rescission period described in said Paragraph 23.

              b.  Company Vehicle. Danko may elect to return to Pentair the
                  ---------------
     vehicle provided to him by Pentair which is currently in his possession, to purchase the vehicle on the Separation Date or assume the vehicle lease. The Flexible Perquisite Account benefit described in the preceding paragraph may be used to offset the vehicle purchase price if such benefit is not otherwise paid to Danko in cash. In the event Danko elects to retain the vehicle, all applicable sales or other taxes and transfer fees shall be paid by Danko.

              c.  Business Expenses. Pentair will reimburse Danko for all
                  -----------------
     business expenses incurred by him in the active performance of his duties on behalf of Pentair through November 30, 2001, provided Danko submits proper documentation for such expenses.

     15.  Non-Disparagement. Pentair agrees that neither it nor any of its
          -----------------
executive officers shall disparage or defame Danko in any respect concerning the employment relationship between them.

     16.  Vacation Pay. Pentair will pay to Danko vacation pay for nine
          ------------
(9) accrued but unused vacation days. No payments will be made until the expiration of the rescission period described in said Paragraph 23.

     17.  Executive Outplacement. Pentair will pay $31,500 for the purpose
          ----------------------
of obtaining outplacement services with Lee Hecht Harrison for Danko's benefit.

     18.  Cooperation. Danko agrees that, at the request of Pentair, Danko
          -----------
will cooperate with and assist Pentair or any other Group member in any matters involving claims or lawsuits by or against Pentair or any Group member as requested by Pentair where Danko has knowledge of the facts involved; provided, however, that to be extent that such cooperation and assistance requires more than nominal time, Danko will be compensated for his time reasonably required to render such assistance, at the hourly rate of $200. In addition, Danko agrees that he will, at the reasonable request of Pentair, execute, if and as necessary, any further documents or instruments necessary or appropriate to evidence his separation from service as an officer or director of any Group. Danko further agrees that he will not voluntarily aid, assist, or cooperate with anyone who has claims against Pentair or any Group member or with their attorneys or agents in any claims or lawsuits which such person may bring against Pentair or any Group member. Nothing in this Agreement prevents Danko from testifying at an administrative hearing, arbitration, deposition, or in court, in response to a lawful and properly served subpoena.

     19.  Releases under Other Agreements. Danko acknowledges that the
          -------------------------------
following agreements:

              (a) Key Executive Employment and Severance Agreement entered into as of August 23, 2000 between Danko and Pentair (the "KEESA"); and

              (b) Retention Agreement entered into as of April 8, 2001 between Danko and Pentair (the "Retention Agreement");

were terminated on October 17, 2001, the date of cessation of his active duties with Pentair and that he has no claims under the KEESA and the Retention Agreement against Pentair or any other person. Further Danko agrees to execute the Key Executive Employment and Severance Agreement and Retention Agreement Release in the form attached as Schedule B.

     20.  Minnesota Law Applies. The terms of this Agreement will be
          ---------------------
governed by the substantive laws of the State of Minnesota, without regard or any choice or conflict of laws provisions thereof, and shall be construed and enforced thereunder. All disputes arising out of or relating to this Agreement shall be subject to the jurisdiction of the state court sitting in the County of Hennepin, State of Minnesota, and both parties hereby irrevocably submit to the jurisdiction of such court.

     21.  Merger. This Agreement supersedes and replaces all prior oral and
          ------
written agreements and understandings between Danko and Pentair or any affiliate. Danko understands and agrees that all claims which he has or may have against Pentair or any affiliate are fully released and discharged by this

Agreement. Except to the extent otherwise required by law, the only claims which Danko may hereafter assert against Pentair are limited to an alleged breach of this Agreement.

     22.  Invalidity. If any one or more of the terms of this Agreement are
          ----------
deemed to be invalid or unenforceable by a court of competent jurisdiction, the validity, enforceability, and legality of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     23.  Danko Understands the Terms of this Agreement. Danko warrants
          ---------------------------------------------
that (a) other than as stated herein, no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of any representatives of Pentair concerning the nature and extent of any claims or liability therefor, if any; (c) Danko is legally competent to execute this Agreement and accepts full responsibility therefor; (d) Pentair, by this Agreement, has advised Danko to consult with an attorney of his choice regarding the purpose and effect of this Agreement; (e) Pentair has allowed Danko at least twenty-one (21) days within which to consider this Agreement, after which time it will be automatically withdrawn without further notice; (f) Danko understands that he may nullify and rescind this Agreement as far as it extends to his release of claims arising under
Minn. Stat.[sec] 363.01 et seq., the Minnesota Human Rights Act, and under the
                        -- ---
Age Discrimination in Employment Act of 1967, 29 U.S.C.[sec] 626, as amended by Public Law 101.433 (1990) (the "Older Workers Benefit Protection Act") at any time within fifteen (15) days from the date of his signature below and, in the event of such election, Danko shall only be entitled to receive $1,000 which the parties acknowledge is consideration for Danko's release of all claims other than those arising under Minn. Stat.[sec] 363.01 et seq., the Minnesota Human
                                                 -- ---
Rights Act, and under the Age Discrimination in Employment Act of 1967, 29 U.S.C.[sec] 626, as amended by Public Law 101.433 (1990) (the "Older Workers Benefit Protection Act"); (g) in the event Danko elects to nullify and rescind portions of his release under this Agreement pursuant to (f) of this paragraph, he must indicate his desire to do so in writing and deliver that writing to Deb
S. Knutson, Vice President, Human Resources, Pentair, Inc., Waters Edge Plaza, 1500 County Road B2 West, St. Paul, MN 55113-3105, by hand or by certified mail; and (g) Danko further understands that if he exercises his rescission rights hereunder, Pentair will not be bound by the terms of this Agreement (except the obligation to pay Danko $1,000), and Danko will have to disgorge in full any monies and benefits received pursuant to this Agreement other than the $1,000 sum.

Dated:  December 4, 2001
                                     ______________________________________
                                     George Danko

Subscribed and sworn to before me
this 4 th day of December, 2001.

_____________________________________
Notary Public

Dated: December 3, 2001              PENTAIR, INC.

                                     By________________________________________

                                     Its_______________________________________

Subscribed and sworn to before me
this 3 rd day of December, 2001.

___________________________________
Notary Public

                                  SCHEDULE A

                        Positions Held by George Danko
                         at Pentair and Subsidiaries

        ------------------------------------------------------------
                Company                              Title
        ------------------------------------------------------------
         Pentair, Inc.                   President and COO,
                                         Enclosures Group, Employee
        ------------------------------------------------------------
         Hoffman Enclosures Inc.         Chairman, Director
        ------------------------------------------------------------
         Hoffman Engineering, S. A. de   Chief Executive Officer,
         C. V. de SrL                    Director
        ------------------------------------------------------------
         Pentair Electronic Packaging    Chairman, Director
         Company
        ------------------------------------------------------------
         Schroff, Inc.                   Chairman, Director
        ------------------------------------------------------------
         Web Tool & Manufacturing,       Chairman, Director
         Inc.
        ------------------------------------------------------------
         WTM, Inc.                       Chairman, Director
        ------------------------------------------------------------
         Electronic Enclosures, Inc.     Chairman, Director
        ------------------------------------------------------------
         Schroff GmbH                    Geschaftsfuhrer
        ------------------------------------------------------------
         Pentair Enclosures Ltd.         Director
        ------------------------------------------------------------
         Optima Enclosures Limited       Director
        ------------------------------------------------------------
         Eraba Holdings Limited          Director
        ------------------------------------------------------------
         Optima Holdings Limited         Director
        ------------------------------------------------------------
         Eraba Limited                   Director
        ------------------------------------------------------------
         Eraba Engineering Limited       Director
        ------------------------------------------------------------
         Hoffman Enclosures (MEX)        Director
         LLC
        ------------------------------------------------------------
         Walker Dickson, inc.            Chairman, Director
        ------------------------------------------------------------

        ------------------------------------------------------------

        ------------------------------------------------------------

                                  SCHEDULE B

               KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT
                       AND RETENTION AGREEMENT RELEASE

         WHEREAS, the undersigned George M. Danko ("Danko") and Pentair, Inc., a Minnesota corporation, ("Pentair") entered into a Separation Agreement and Release executed by Danko on December 4, 2001 and by Pentair on December 3, 2001 (the "Separation Agreement").

         WHEREAS, Danko was a party to a Key Executive Employment and Severance Agreement, dated August 23, 2000, with Pentair (the "KEESA") and a Retention Agreement, dated April 8, 2001, with Pentair (the "Retention Agreement").

         WHEREAS, Section 18 of the Separation Agreement provides that Danko's KEESA and the Retention Agreement terminated on the date of termination of his active duties with Pentair, October 17, 2001.

         NOW, THEREFORE, in consideration of the benefits and payments provided under the Separation Agreement in connection with the cessation of Danko's employment with Pentair and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Danko hereby agrees as follows:

         Danko agrees that each of the KEESA and the Retention Agreement was terminated and ceased to be effective as of October 17, 2001 and are and shall be of no further force and effect. Without limiting the foregoing, Danko agrees that, in the event of a Change in Control of the Company (as such term is defined in the KEESA) after October 17, 2001, the cessation of Danko's employment with the Company shall not be deemed to be a Covered Termination (as such term is defined in the KEESA) for purposes of the KEESA and Section 2(b) of the KEESA is hereby amended to reflect such agreement.

         Danko, on behalf of himself, his spouse, heirs, executors, administrators, agents, successors, assigns and representatives of any kind (hereinafter collectively referred to as the "Releasors") hereby absolutely, unconditionally and irrevocably releases and discharges, its subsidiaries, affiliates, their employees, successors, assigns, executors, trustees, directors, advisors, agents and representatives, and all their respective predecessors and successors (hereinafter collectively referred to as the "Releasees"), from (a) any and all obligations whatsoever under the KEESA and the Retention Agreement, including, without limitation, with respect to salary, bonus or incentive compensation, fringe benefits, vacation and holiday payments, termination or severance payments, insurance, outplacement services, vesting of benefits and employment Pentair, and (b) any and all actions, causes of action, demands, suits, charges, damages, attorneys' fees, costs, expenses, damages, judgments, orders and liabilities and claims of any kind whatsoever arising out of the KEESA and the Retention Agreement, whether in law or equity, whether known or unknown, whether fixed or contingent, which any of the Releasors ever had, now has or hereafter can, shall or may have against any of the Releasees.

         Danko agrees that the provisions of this Release are contractual and not a mere recital and that Danko enters into this Release as a result of consideration given under the Separation Agreement. Danko acknowledges that before signing this Release he has received and reviewed in detail this Release, that he fully understands the terms, content and effect of this Release and that he has had the opportunity to obtain advice from an attorney of his own choosing and has had an opportunity to ask questions of, and receive answers from Pentair, with respect to the matters covered by this Release.

         This Release will be subject to and interpreted pursuant to the internal laws of the State of Minnesota.

         This Release shall extend to and be binding upon Danko and his successors and assigns, and shall inure to the benefit of Pentair and its successors and assigns.

         IN WITNESS WHEREOF, Danko has executed this Release as of the 4 th day of December, 2001.

                                         Pentair, Inc.
_____________________________
George M. Danko

                                         By: ________________________________

                                         Its:_______________________________

                                     B-2